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Exhibit (21) - Subsidiaries

At January 1, 2000, the Company owned the following subsidiaries, all of which are included in the consolidated financial statements filed as part of the Form 10-K:


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                                                                      PERCENT
                                           STATE OF                      OF
SUBSIDIARIES                             INCORPORATION                OWNERSHIP
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Carlon Chimes Co.                           Delaware                       100
Lamson & Sessions Ltd.                      Ontario, Canada                100
LMS Asia Limited                            Hong Kong                      100
LMS S.A. Limitada                           Chile                          100
Dimango Products Corporation                Michigan                       100